EX-99.h.1.i

AMENDMENT NO. 2 TO

SCHEDULE A

DELAWARE GROUP ADVISER FUNDS

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF SEPTEMBER 28, 2012

Delaware Diversified Income Fund
Delaware Global Real Estate Opportunities Fund
Delaware International Bond Fund
Delaware U.S. Growth Fund

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.		DELAWARE GROUP ADVISER FUNDS
for its series set forth in this Schedule A

By:	/s/ STEPHEN J. BUSCH	By:	/s/ PATRICK P. COYNE
Name:	Stephen J. Busch	Name:	Patrick P. Coyne
Title:	Senior Vice President	Title:	President